Exhibit 99.3


[LOGO - ROHN INDUSTRIES, INC.]


WORLD HEADQUARTERS
6718 W. Plank Rd.
Peoria, IL 61604 USA
Ph: 309-697-4400
FAX: 309-697-5612
[OBJECT OMITTED]

                           FOR IMMEDIATE RELEASE

FOR FURTHER INFORMATION:
Al Dix
Chief Financial Officer
(309) 633-6809
al_dix@rohnnet.com

        ROHN ANNOUNCES TERMINATION OF AGREEMENT WITH PLATINUM EQUITY
                                   -----
    ROHN INTENDS TO PURSUE ALTERNATIVE TRANSACTION WITH ITS BANK LENDERS

PEORIA, IL, DECEMBER 30, 2002 - ROHN Industries, Inc. (NASDAQ: ROHN), a provider of infrastructure equipment to the telecommunications industry, announced today that it received a letter on December 27, 2002 from Platinum Equity LLC, a Los Angeles-based private equity firm, purporting to terminate the previously announced asset purchase agreement pursuant to which Platinum was to purchase substantially all of ROHN's assets.

     ROHN believes that Platinum had no basis to terminate the asset purchase agreement and that the purported termination constitutes a material breach of the agreement. ROHN intends to pursue all of its legal rights and remedies against Platinum.

     In light of Platinum's purported termination of its agreement with ROHN, ROHN intends to pursue a transfer of assets to the lenders under its bank credit facility in exchange for the extinguishment of an amount of debt under that facility to be agreed upon between the lenders and ROHN. The assets to be transferred were described in more detail in ROHN's Information Statement filed with the Securities and Exchange Commission on December 11, 2002. Following the consummation of this transaction, ROHN intends to consolidate its manufacturing operations currently conducted in Peoria, Illinois and Frankfort, Indiana into its facilities at Frankfort and continue operations.

     ROHN is in discussions with its majority stockholder, the UNR Asbestos-Disease Claims Trust, and the lenders under its bank credit facility regarding the terms of this alternative transaction, and certain issues remain to be resolved among the parties. ROHN anticipates the negotiations with its bank lenders to result in an amendment to its bank credit facility that provides liquidity for continuing operations and extends the availability of the revolving portion of that facility until December 30, 2003. ROHN expects to substantially reduce the outstanding indebtedness under the bank credit facility as a result of the alternative transaction and the tax benefits ROHN expects to receive in 2003 as a result of the alternative transaction.

     ROHN expects this alternative transaction to close on December 31, 2002.

     ROHN Industries, Inc. is a manufacturer and installer of telecommunications infrastructure equipment for the wireless industry. Its products are used in cellular, PCS, radio and television broadcast markets. The company's products and services include towers, design and construction, poles and antennae mounts. ROHN has ongoing manufacturing locations in Peoria, Illinois and Frankfort, Indiana along with a sales office in Mexico City, Mexico.

==============================================================================

Statements in this press release include "forward-looking statements" ithin the meaning of the Securities Exchange Act of 1934, the Private Securities Litigation Reform Act of 1995 and other related laws, and include, but are not limited to, those statements relating to sales and earning expectations, expected demand and other statements of outlook. The actual results and effects could differ materially from those currently anticipated in our forward-looking statements. Factors and risks that could cause such differences include, but are not limited to: the ability of the Company to finalize an agreement with the lenders under the Credit Agreement for the alternative transaction or for any amendments to the Credit Agreement necessary to complete the alternative transaction; wireless and fiber optic communications industry capital spending; the ability of our customers to secure adequate financing; elections by customers to terminate or delay previously placed orders; the effects of competition, particularly on pricing and margins; our implementation of our growth objectives in foreign markets; our indebtedness, which could restrict our operations, making us more vulnerable to adverse economic conditions and making it more difficult for us to implement our business strategy; liquidity problems that confront or may confront us; our failure to enter into an amendment to our Credit Agreement to waive or cure existing defaults thereunder; our inability to obtain bonding required for certain customer contracts or potential contracts; our Commonwealth of Pennsylvania construction project staying on its currently anticipated schedule; and regulatory changes affecting our industry. The cautionary statement contained in Exhibit 99.1 to ROHN's Form 10-K is incorporated herein by reference. Our forward-looking statements are given as of the date of this release and we are not undertaking any duty or obligation to update these statements publicly as a result of new information, future events or otherwise.